CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Columbia Credit Income Opportunities Fund of our report dated April 9, 2025, relating to the consolidated financial statement of Columbia Credit Income Opportunities Fund, which appears in such Registration Statement. We also consent to the references to us under the headings: “Legal Opinions and Experts”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiary” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 9, 2025